News Release
EXHIBIT 99.1

SM ENERGY REPORTS SECOND QUARTER 2021 RESULTS:
CASH FLOW BEAT, PRODUCTION OUTPERFORMANCE
AND LOWER THAN EXPECTED CAPITAL

DENVER, CO July 29, 2021 - SM Energy Company (the “Company”) (NYSE: SM) today announced operating and financial results for the second quarter 2021 and provided certain second half 2021 guidance.
Second quarter 2021 highlights:
•Production was 12.4 MMBoe (136.5 MBoe/d) and was 54% oil. Production volumes exceeded expectations due to outperformance from new wells and base production in the Austin Chalk.
•Capital expenditures reflected continued capital efficiencies with costs remaining at approximately $520 per lateral foot. Capital expenditures of $222.6 million adjusted for decreased capital accruals of $8.4 million totaled $214.2 million.
•Cash flows beat expectations. Net cash provided by operating activities of $296.4 million before net change in working capital of $82.5 million totaled $213.9 million, up 40% year-over-year and up 36% sequentially. Adjusted EBITDAX, (a non-GAAP measure defined and reconciled below) was $256.9 million, up 27% year-over-year and up 19% sequentially.
•New Austin Chalk wells delivered strong 30-day peak IP rates. Three new wells located in the NGL-rich East area of the Company’s South Texas asset averaged 3,300 Boe/d three stream production at 24% oil and 58% liquids from approximately 11,450 foot average laterals, further supporting the consistency, predictability and extent of the Austin Chalk program. The most prolific of the wells averaged approximately 4,000 Boe/d, of which 1,100 Bbl/d was oil.
•Balance sheet strengthening through the redemption of all 2022 senior notes outstanding and a majority of the 2024 senior notes outstanding and the issuance of $400 million in 6.5% senior notes due 2028.
•ESG disclosure updated. Responses to the CDP Climate Change Questionnaire were submitted with 2020 data and posted to the Company's website at sm-energy.com.
Chief Executive Officer Herb Vogel comments: “Production outperformance, higher commodity prices and continued capital efficiencies supported excellent second quarter results. We are excited to see continued strong results from our Austin Chalk delineation and development program in South Texas, driving better than expected performance in the second quarter and putting SM one step closer to confirming our estimated inventory of 400 high return Austin Chalk wells. Our focus on generating free cash flow and improving leverage metrics is ahead of schedule, with the second quarter free cash flow neutral and the 18-month outlook showing a highly competitive yield to market capitalization based on current strip prices. Once again, the commitment of the SM Energy team delivered great operational performance.”

SECOND QUARTER OF 2021

PRODUCTION:

	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	6,194 / 68.1	484 / 5.3	6,678/ 73.4
Natural Gas (MMcf / MMcf/d)	12,825 / 140.9	13,650 / 150.0	26,475 / 290.9
NGLs (MBbl / MBbl/d)	4 / -	1,329 / 14.6	1,333 / 14.6
Total (MBoe / MBoe/d)	8,336 / 91.6	4,087 / 44.9	12,423 / 136.5
Note: Totals may not calculate due to rounding.
•Total production volumes of 12.4 MMBoe (136.5 MBoe/d) were up 11% compared with the prior year period and up 24% sequentially. Production was 54% oil. The significant sequential growth reflects the impacts from severe Texas weather in the first quarter of 2021 and better than expected performance from Austin Chalk wells in the second quarter.
•Production volumes were two-thirds from the Midland Basin and one-third from South Texas.

REALIZED PRICES:

	Midland Basin	South Texas	Total (Pre/Post-hedge)
Oil ($/Bbl)	$65.30	$65.90	$65.34 / $45.23
Natural Gas ($/Mcf)	$4.01	$2.70	$3.34 / $2.87
NGLs ($/Bbl)	nm	$28.42	$28.41 / $19.19
Per Boe	$54.71	$26.06	$45.28 / $32.50
Note: Totals may not calculate due to rounding.
•The average realized price before the effect of hedges was $45.28 per Boe and the average realized price after the effect of hedges was $32.50 per Boe.
•Benchmark pricing for the quarter included NYMEX WTI at $66.07/Bbl, NYMEX Henry Hub natural gas at $2.83/MMBtu and Hart Composite NGLs at $31.52/Bbl.
•The average realized price per Boe of $45.28 before the effect of hedges was up 198% compared with the prior year period and up 8% sequentially.
•The effect of realized hedges was a loss of $12.78 per Boe, or $158.8 million.
For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying 2Q21 slide deck.
NET LOSS, LOSS PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
Second quarter 2021 net loss was $223.0 million, or $1.88 per diluted common share, compared with a net loss of $89.3 million, or $0.79 per diluted common share, in the same period in 2020. The current year period benefited from 24% higher oil production and a 198% increase in the realized price per Boe before the effects of hedges leading to a 231% increase in revenue. Higher revenue in the current year period was partially offset by a $370.3 million net derivative loss, compared with a net derivative loss of $167.2 million in the prior year period. The prior year period also benefited from a $227.3 million gain on extinguishment of debt. For the first six months of 2021, net loss was $474.3 million, or $4.07 per diluted common share, compared with $501.1 million, or $4.43 per diluted common share, in the prior year period.
Second quarter 2021 net cash provided by operating activities of $296.4 million before net change in working capital of $82.5 million totaled $213.9 million, which was up 40% from $153.1 million in the comparable prior year period. The increase in the second quarter 2021 reflected higher production volumes and a nearly 500% increase in the operating margin, before the effects of hedge settlements, compared with the prior year period, which was partially offset by a $158.8 million realized hedge loss in the current year period versus a $142.5 million realized hedge gain in the prior year period. For the first six months of 2021, net cash provided by operating activities of $402.0 million before net changes in working capital of $31.1 million totaled $370.9 million, down 5% from the prior year period.
ADJUSTED EBITDAX, ADJUSTED NET INCOME (LOSS) AND NET DEBT-TO-ADJUSTED EBITDAX
The following paragraphs discuss non-GAAP measures including Adjusted EBITDAX, adjusted net income (loss), adjusted net income (loss) per diluted common share and net debt-to-Adjusted EBITDAX. Please reference the definitions and reconciliations of these measures to the most directly comparable GAAP financial measures at the end of this release.
Second quarter 2021 Adjusted EBITDAX was $256.9 million, up 27% from the same period in 2020. The increase in Adjusted EBITDAX was primarily due to an 11% increase in total production volumes and a 12% increase in the operating margin including the effect of realized hedge settlements. For the first six months of 2021, Adjusted EBITDAX was $471.9 million, down 3% from the prior year period.
Second quarter 2021 adjusted net income was $991,000, or $0.01 per diluted common share, compared with adjusted net loss of $17.3 million, or $0.15 per diluted common share, for the same period in 2020. For the first six months of 2021, adjusted net loss was $4.7 million, or $0.04 per diluted common share, compared with an adjusted net loss of $23.0 million, or $0.20 per diluted common share, in the prior year period.
At June 30, 2021, net debt-to-Adjusted EBITDAX was 2.35 times.
FINANCIAL POSITION, LIQUIDITY AND CAPITAL EXPENDITURES
On June 30, 2021, the outstanding principal amount of the Company’s long-term debt was $2.25 billion. Long-term debt was comprised of $1.69 billion in unsecured senior notes, $446.7 million in secured senior notes, $65.5 million in secured senior convertible notes, plus $52.5 million drawn on the Company’s senior secured revolving credit facility. During the quarter, the Company tendered for the total outstanding $212.4 million of its 6.125% senior notes due 2022 and $172.3 million of its 5.0% senior notes due 2024. The Company issued $400.0 million of 6.5% senior notes due 2028. These successful transactions resulted in reducing debt maturing through 2024 by $384.7 million, including $19.3 million in redemptions not tendered by holders through the tender offer.
The outstanding principal amount of the secured senior convertible notes was retired at maturity on July 1, 2021.
At June 30, 2021, the Company’s available liquidity was $1.05 billion. The Company's cash balance was approximately zero.
Second quarter 2021 capital expenditures of $222.6 million, adjusted for decreased capital accruals of $8.4 million, totaled $214.2 million. During the quarter, the Company drilled 11 net wells and completed 40 net wells in the Midland Basin and drilled 11 net wells and completed 5 net wells in South Texas. All of the South Texas completions were Austin Chalk wells. For the first six months of 2021, capital expenditures adjusted for change in capital accruals totaled $399.2 million and the Company drilled 40 and completed 62 net wells, consistent with the full year plan for increased activity in the first half of 2021 compared with the second half of the year. Full year capital expenditures adjusted for change in capital accruals is expected to range between $650-675 million and include approximately 85 net wells drilled and 100-110 net wells completed.
COMMODITY DERIVATIVES
Commodity hedge positions as of July 28, 2021:
•OIL: Approximately 75-80% of expected 3Q-4Q oil production is hedged to WTI at an average price of $41.67/Bbl.
•OIL, Midland Basin differential: Approximately 55-60% of expected 3Q-4Q Midland Basin oil production is hedged to the local price point at a positive $0.73/Bbl basis.
•NATURAL GAS: Approximately 85% of expected 3Q-4Q natural gas production is hedged. 24,987 BBtu is hedged to HSC at an average price of $2.41/MMBtu, and 15,713 BBtu is hedged to WAHA at an average price of $1.85/MMBtu.
•NGL hedges are by individual product and include propane and normal butane swaps for the remainder of 2021.
A detailed schedule of these and other hedge positions are provided in the 2Q21 accompanying slide deck.
GUIDANCE
•The full year 2021 production guidance range is narrowed to 47.5-49.5 MMBoe, or 130.1-135.6 MBoe/d.
•All other 2021 guidance metrics are unchanged.
•Third quarter 2021 guidance includes:
•Production of 13.0-13.2 MMBoe or 141-143 MBoe/d. The production range reflects timing of new wells being turned-in-line.
•Capital expenditures of $170-190 million.
SCHEDULE FOR SECOND QUARTER REPORTING
July 29, 2021 - In conjunction with this release, the Company posts to its website a pre-recorded webcast discussion, a written transcript of the webcast, and an associated IR presentation. Please visit ir.sm-energy.com.
July 30, 2021 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the second quarter 2021 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at www.ir.sm-energy.com or by telephone. In order to join the live conference call, please register at the link below for dial-in information.
•Live Conference Call Registration: http://www.directeventreg.com/registration/event/2948698
•Replay (conference ID 2948698) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call and until August 6, 2021.

UPCOMING CONFERENCE PARTICIPATION
•August 16, 2021 – Enercom Oil & Gas Conference 2021. President and Chief Executive Officer Herb Vogel will present at 9.40 a.m. Mountain time. This event will be webcast, accessible from the Company's website, and available for replay for a limited period. An investor presentation for this event will be posted to the Company's website.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "assumes," "anticipate," "estimate," "expect," "forecast," "generate," "guidance," "implied," "maintain," "plan," "project," "objectives," "outlook," "sustainable," "target," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, certain guidance for the full year and third quarter 2021, including third quarter capital expenditures and production, and the timing of bringing newly completed wells on production. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the 2020 Form 10-K. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507
Jeremy Kline, jkline@sm-energy.com, 303-863-4313

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2021

Production Data
	For the Three Months Ended			Percent Change Between		For the Six Months Ended		Percent Change Between Periods
	June 30,	March 31,	June 30,	2Q21 & 1Q21	2Q21 & 2Q20	June 30,	June 30,
	2021	2021	2020			2021	2020
Realized sales price (before the effects of derivative settlements):
Oil (per Bbl)	$65.34	$56.33	$22.25	16%	194%	$61.30	$35.09	75%
Gas (per Mcf)	$3.34	$4.16	$1.34	(20)%	149%	$3.71	$1.44	158%
NGLs (per Bbl)	$28.41	$26.93	$10.43	5%	172%	$27.77	$12.09	130%
Equivalent (per Boe)	$45.28	$42.11	$15.18	8%	198%	$43.87	$22.25	97%
Realized sales price (including the effects of derivative settlements):
Oil (per Bbl)	$45.23	$45.95	$48.06	(2)%	(6)%	$45.55	$51.49	(12)%
Gas (per Mcf)	$2.87	$2.28	$1.38	26%	108%	$2.61	$1.74	50%
NGLs (per Bbl)	$19.19	$16.14	$12.37	19%	55%	$17.86	$14.72	21%
Equivalent (per Boe)	$32.50	$31.37	$27.93	4%	16%	$32.00	$31.42	2%
Net production volumes: (1)
Oil (MMBbl)	6.7	5.4	5.4	23%	24%	12.1	11.7	3%
Gas (Bcf)	26.5	21.5	26.0	23%	2%	48.0	52.5	(9)%
NGLs (MMBbl)	1.3	1.0	1.5	29%	(10)%	2.4	3.1	(23)%
MMBoe	12.4	10.0	11.2	24%	11%	22.5	23.6	(5)%
Average net daily production: (1)
Oil (MBbls/d)	73.4	60.3	59.0	22%	24%	66.9	64.4	4%
Gas (MMcf/d)	290.9	239.4	285.8	22%	2%	265.3	288.5	(8)%
NGLs (MBbls/d)	14.6	11.4	16.2	28%	(10)%	13.1	16.9	(23)%
MBoe/d	136.5	111.6	122.9	22%	11%	124.2	129.4	(4)%
Per Boe data:
Realized price (before the effects of derivative settlements)	$45.28	$42.11	$15.18	8%	198%	$43.87	$22.25	97%
Lease operating expense	4.62	4.64	3.30	—%	40%	4.63	4.06	14%
Transportation costs	3.01	2.94	3.12	2%	(4)%	2.98	3.11	(4)%
Production taxes	2.03	1.94	0.56	5%	263%	1.99	0.90	121%
Ad valorem tax expense	0.45	0.52	0.22	(13)%	105%	0.48	0.42	14%
General and administrative (2)	1.98	2.46	2.43	(20)%	(19)%	2.20	2.32	(5)%
Operating margin (before the effects of derivative settlements)	33.19	29.61	5.55	12%	498%	31.59	11.44	176%
Derivative settlement gain (loss)	(12.78)	(10.74)	12.74	(19)%	(200)%	(11.87)	9.17	(229)%
Operating margin (including the effects of derivative settlements)	$20.41	$18.87	$18.29	8%	12%	$19.72	$20.61	(4)%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$16.48	$16.62	$16.17	(1)%	2%	$16.54	$17.59	(6)%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.25, $0.44, and $0.41 for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively, and, $0.34 and $0.39 for the six months ended June 30, 2021, and 2020, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2021

Condensed Consolidated Balance Sheets
(in thousands, except share data)	June 30,	December 31,
ASSETS	2021	2020
Current assets:
Cash and cash equivalents	$—	$10
Accounts receivable	229,512	162,455
Derivative assets	31,303	31,203
Prepaid expenses and other	8,595	10,001
Total current assets	269,410	203,669
Property and equipment (successful efforts method):
Proved oil and gas properties	9,107,281	8,608,522
Accumulated depletion, depreciation, and amortization	(5,244,367)	(4,886,973)
Unproved oil and gas properties	656,848	714,602
Wells in progress	153,734	233,498
Other property and equipment, net of accumulated depreciation of $75,328 and $63,662, respectively	41,313	32,217
Total property and equipment, net	4,714,809	4,701,866
Noncurrent assets:
Derivative assets	13,534	23,150
Other noncurrent assets	55,245	47,746
Total noncurrent assets	68,779	70,896
Total assets	$5,052,998	$4,976,431
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$496,285	$371,670
Derivative liabilities	545,062	200,189
Other current liabilities	10,321	11,880
Total current liabilities	1,051,668	583,739
Noncurrent liabilities:
Revolving credit facility	52,500	93,000
Senior Notes, net	2,139,625	2,121,319
Asset retirement obligations	85,390	83,325
Derivative liabilities	116,273	22,331
Other noncurrent liabilities	55,033	56,557
Total noncurrent liabilities	2,448,821	2,376,532
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 120,970,853 and 114,742,304 shares, respectively	1,210	1,147
Additional paid-in capital	1,838,859	1,827,914
Retained earnings (deficit)	(274,745)	200,697
Accumulated other comprehensive loss	(12,815)	(13,598)
Total stockholders’ equity	1,552,509	2,016,160
Total liabilities and stockholders’ equity	$5,052,998	$4,976,431

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2021

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Operating revenues and other income:
Oil, gas, and NGL production revenue	$562,569	$169,790	$985,734	$524,023
Other operating income (loss)	1,280	(158)	21,961	1,343
Total operating revenues and other income	563,849	169,632	1,007,695	525,366
Operating expenses:
Oil, gas, and NGL production expense	125,456	80,445	226,386	199,997
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	204,714	180,856	371,674	414,345
Exploration (1)	8,714	9,787	18,037	21,136
Impairment	8,750	8,750	17,500	998,513
General and administrative (1)	24,639	27,227	49,353	54,674
Net derivative (gain) loss (2)	370,348	167,200	715,037	(378,140)
Other operating expense, net	1,852	8,046	1,253	8,612
Total operating expenses	744,473	482,311	1,399,240	1,319,137
Loss from operations	(180,624)	(312,679)	(391,545)	(793,771)
Interest expense	(39,536)	(40,354)	(79,407)	(81,866)
Gain (loss) on extinguishment of debt	(2,144)	227,281	(2,144)	239,476
Other non-operating expense, net	(853)	(185)	(1,224)	(679)
Loss before income taxes	(223,157)	(125,937)	(474,320)	(636,840)
Income tax benefit	162	36,685	56	135,693
Net loss	$(222,995)	$(89,252)	$(474,264)	$(501,147)

Basic weighted-average common shares outstanding	118,357	113,008	116,568	113,015
Diluted weighted-average common shares outstanding	118,357	113,008	116,568	113,015
Basic net loss per common share	$(1.88)	$(0.79)	$(4.07)	$(4.43)
Diluted net loss per common share	$(1.88)	$(0.79)	$(4.07)	$(4.43)
Dividends per common share	$—	$—	$0.01	$0.01

(1) Non-cash stock-based compensation included in:
Exploration expense	$812	$1,091	$2,096	$2,048
General and administrative expense	3,144	4,621	7,597	9,225
Total non-cash stock-based compensation	$3,956	$5,712	$9,693	$11,273

(2) The net derivative (gain) loss line item consists of the following:
Derivative settlement (gain) loss	$158,822	$(142,528)	$266,707	$(215,965)
(Gain) loss on fair value changes	211,526	309,728	448,330	(162,175)
Total net derivative (gain) loss	$370,348	$167,200	$715,037	$(378,140)

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2021

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2020	114,742,304	$1,147	$1,827,914	$200,697	$(13,598)	$2,016,160
Net loss	—	—	—	(251,269)	—	(251,269)
Other comprehensive income	—	—	—	—	191	191
Cash dividends declared, $0.01 per share	—	—	—	(1,147)	—	(1,147)
Stock-based compensation expense	—	—	5,737	—	—	5,737
Balances, March 31, 2021	114,742,304	$1,147	$1,833,651	$(51,719)	$(13,407)	$1,769,672
Net loss	—	—	—	(222,995)	—	(222,995)
Other comprehensive income	—	—	—	—	592	592
Cash dividends, $0.01 per share	—	—	—	(31)	—	(31)
Issuance of common stock under Employee Stock Purchase Plan	252,665	3	1,312	—	—	1,315
Stock-based compensation expense	57,795	1	3,955	—	—	3,956
Issuance of common stock through cashless exercise of Warrants	5,918,089	59	(59)	—	—	—
Balances, June 30, 2021	120,970,853	$1,210	$1,838,859	$(274,745)	$(12,815)	$1,552,509

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2019	112,987,952	$1,130	$1,791,596	$967,587	$(11,319)	$2,748,994
Net loss	—	—	—	(411,895)	—	(411,895)
Other comprehensive income	—	—	—	—	190	190
Cash dividends declared, $0.01 per share	—	—	—	(1,130)	—	(1,130)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	730	—	(3)	—	—	(3)
Stock-based compensation expense	—	—	5,561	—	—	5,561
Balances, March 31, 2020	112,988,682	$1,130	$1,797,154	$554,562	$(11,129)	$2,341,717
Net loss	—	—	—	(89,252)	—	(89,252)
Other comprehensive income	—	—	—	—	188	188
Issuance of common stock under Employee Stock Purchase Plan	297,013	3	944	—	—	947
Stock-based compensation expense	267,576	3	5,709	—	—	5,712
Issuance of Warrants	—	—	21,520	—	—	21,520
Balances, June 30, 2020	113,553,271	$1,136	$1,825,327	$465,310	$(10,941)	$2,280,832

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2021

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(222,995)	$(89,252)	$(474,264)	$(501,147)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	204,714	180,856	371,674	414,345
Impairment	8,750	8,750	17,500	998,513
Stock-based compensation expense	3,956	5,712	9,693	11,273
Net derivative (gain) loss	370,348	167,200	715,037	(378,140)
Derivative settlement gain (loss)	(158,822)	142,528	(266,707)	215,965
Amortization of debt discount and deferred financing costs	4,722	4,586	9,445	8,578
(Gain) loss on extinguishment of debt	2,144	(227,281)	2,144	(239,476)
Deferred income taxes	(162)	(36,921)	(214)	(136,268)
Other, net	1,215	(3,102)	(13,377)	(3,918)
Net change in working capital	82,529	(38,737)	31,092	(57,254)
Net cash provided by operating activities	296,399	114,339	402,023	332,471

Cash flows from investing activities:
Capital expenditures	(222,614)	(170,903)	(370,177)	(310,209)
Other, net	292	92	221	92
Net cash used in investing activities	(222,322)	(170,811)	(369,956)	(310,117)

Cash flows from financing activities:
Proceeds from revolving credit facility	504,000	415,500	944,000	841,000
Repayment of revolving credit facility	(586,500)	(294,500)	(984,500)	(770,500)
Net proceeds from Senior Notes	393,583	—	393,583	—
Cash paid to repurchase Senior Notes	(385,296)	(53,508)	(385,296)	(81,826)
Debt issuance costs related to 10.0% Senior Secured Notes due 2025	—	(10,491)	—	(10,491)
Net proceeds from sale of common stock	1,315	947	1,315	947
Dividends paid	(1,178)	(1,130)	(1,178)	(1,130)
Other	(1)	(351)	(1)	(354)
Net cash provided by (used in) financing activities	(74,077)	56,467	(32,077)	(22,354)

Net change in cash, cash equivalents, and restricted cash	—	(5)	(10)	—
Cash, cash equivalents, and restricted cash at beginning of period	—	15	10	10
Cash, cash equivalents, and restricted cash at end of period	$—	$10	$—	$10

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2021

Condensed Consolidated Statements of Cash Flows (Continued)
(in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Supplemental schedule of additional cash flow information and non-cash activities:
Operating activities:
Cash paid for interest, net of capitalized interest	$(21,415)	$(34,844)	$(74,864)	$(82,313)

Investing activities:
Increase (decrease) in capital expenditure accruals and other	$(8,422)	$(45,698)	$28,987	$(28,896)

Non-cash financing activities (1)
____________________________________________
(1)    Please refer to Note 5 - Long-term Debt in Part I, Item I of the Company's Form 10-Q for discussion of the debt transactions executed during the six months ended June 30, 2021, and during the three and six months ended June 30, 2020.

DEFINITIONS OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY
The following non-GAAP measures are presented in addition to financial statements as the Company believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and compare investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is also important because we are subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s 2020 Form 10-K and the most recently filed Form 10-Q for discussion of the Credit Agreement and its covenants.
Adjusted net income (loss): Adjusted net income (loss) excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters.
Net Debt: Net debt is calculated as the total principal amount of outstanding senior secured notes and senior unsecured notes plus amounts drawn on the revolving credit facility (also referred to as total funded debt) less cash and cash equivalents.
Free cash flow: Free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before increase (decrease) in capital expenditure accruals and other.
Free cash flow yield to market capitalization: Free cash flow yield to market capitalization is calculated as Free cash flow (defined above) divided by market capitalization.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above) for the trailing twelve-month period. A variation of this calculation is a financial covenant under the Company’s Credit Agreement.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2021

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net loss (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net loss (GAAP)	$(222,995)	$(89,252)	$(474,264)	$(501,147)
Interest expense	39,536	40,354	79,407	81,866
Income tax benefit	(162)	(36,685)	(56)	(135,693)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	204,714	180,856	371,674	414,345
Exploration (2)	7,902	8,696	15,941	19,088
Impairment	8,750	8,750	17,500	998,513
Stock-based compensation expense	3,956	5,712	9,693	11,273
Net derivative (gain) loss	370,348	167,200	715,037	(378,140)
Derivative settlement gain (loss)	(158,822)	142,528	(266,707)	215,965
(Gain) loss on extinguishment of debt	2,144	(227,281)	2,144	(239,476)
Other, net	1,512	612	1,502	945
Adjusted EBITDAX (non-GAAP)	$256,883	$201,490	$471,871	$487,539
Interest expense	(39,536)	(40,354)	(79,407)	(81,866)
Income tax benefit	162	36,685	56	135,693
Exploration (2)	(7,902)	(8,696)	(15,941)	(19,088)
Amortization of debt discount and deferred financing costs	4,722	4,586	9,445	8,578
Deferred income taxes	(162)	(36,921)	(214)	(136,268)
Other, net	(297)	(3,714)	(14,879)	(4,863)
Net change in working capital	82,529	(38,737)	31,092	(57,254)
Net cash provided by operating activities (GAAP)	$296,399	$114,339	$402,023	$332,471

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the accompanying unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2021

Adjusted Net Income (Loss) Reconciliation (1)
(in thousands, except per share data)

Reconciliation of net loss (GAAP) to adjusted net income (loss) (non-GAAP):	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net loss (GAAP)	$(222,995)	$(89,252)	$(474,264)	$(501,147)
Net derivative (gain) loss	370,348	167,200	715,037	(378,140)
Derivative settlement gain (loss)	(158,822)	142,528	(266,707)	215,965
Impairment	8,750	8,750	17,500	998,513
(Gain) loss on extinguishment of debt	2,144	(227,281)	2,144	(239,476)
Other, net (2)	1,566	674	1,583	1,060
Tax effect of adjustments (3)	(48,605)	(19,936)	(101,894)	(129,749)
Valuation allowance on deferred tax assets	48,605	—	101,894	10,017
Adjusted net income (loss) (non-GAAP)	$991	$(17,317)	$(4,707)	$(22,957)

Diluted net loss per common share (GAAP)	$(1.88)	$(0.79)	$(4.07)	$(4.43)
Net derivative (gain) loss	3.13	1.48	6.13	(3.35)
Derivative settlement gain (loss)	(1.34)	1.26	(2.29)	1.91
Impairment	0.07	0.08	0.15	8.84
Gain (loss) on extinguishment of debt	0.02	(2.01)	0.02	(2.12)
Other, net (2)	0.01	0.01	0.02	0.01
Tax effect of adjustments (3)	(0.41)	(0.18)	(0.87)	(1.15)
Valuation allowance on deferred tax assets	0.41	—	0.87	0.09
Adjusted net income (loss) per diluted common share (non-GAAP)	$0.01	$(0.15)	$(0.04)	$(0.20)

Basic weighted-average common shares outstanding	118,357	113,008	116,568	113,015
Diluted weighted-average common shares outstanding	118,357	113,008	116,568	113,015

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) For all periods presented, other adjustments related to bad debt expense and impairments of materials inventory and other property. Additionally, for the three and six months ended June 30, 2021, other adjustments include pension settlement expense, and for the the three months ended June 30, 2020 and the six months ended June 30, 2021, and 2020, other adjustments included (gain) loss on divestiture.

(3) The tax effect of adjustments for each of the three and six months ended June 30, 2021, and 2020, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2021

Reconciliation of Total Long-Term Debt to Net Debt (1)
(in thousands)
As of June 30, 2021
Senior Secured Notes (2)	$512,160
Senior Unsecured Notes (2)	1,689,913
Revolving credit facility (2)	52,500
Total funded debt	2,254,573
Less: Cash and cash equivalents	—
Net Debt	$2,254,573

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Amounts are from Note 5 - Long-term Debt in Part I, Item I of the Company's Form 10-Q for the six months ended June 30, 2021.

Free Cash Flow (1)
(in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities (GAAP)	$296,399	$114,339	$402,023	$332,471
Net change in working capital	(82,529)	38,737	(31,092)	57,254
Cash flow from operations before net change in working capital	$213,870	$153,076	$370,931	$389,725
Capital expenditures (GAAP)	$222,614	$170,903	$370,177	$310,209
Increase (decrease) in capital expenditure accruals and other	(8,422)	(45,698)	28,987	(28,896)
Capital expenditures before accruals and other	$214,192	$125,205	$399,164	$281,313
Free cash flow	$(322)	$27,871	$(28,233)	$108,412

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.